UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/02/2014

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2014, Discovery Communications, Inc. (“we”, “us”, “our” or the “Company”) entered into an employment agreement (the “Agreement”) with David Zaslav, our president and chief executive officer.

The Agreement, which replaces his prior employment agreement (the “Prior Agreement”), starts on January 2, 2014 and runs through December 31, 2019.

Mr. Zaslav’s base salary will be $3,000,000 per annum for the duration of the Agreement. Mr. Zaslav’s target annual bonus under the Agreement for 2014 will be $6,600,000 and will increase by $600,000 each year until 2018. For 2018 and 2019, Mr. Zaslav’s target annual bonus will be $9,000,000. There is no guaranteed bonus amount. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee of the Board (the “Compensation Committee”) in consultation with Mr. Zaslav. The annual bonus is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Mr. Zaslav will be granted within the first 90 days of 2014 224,845 performance-based restricted stock units (“PRSUs”) with a one-year performance period (the “Sign On PRSUs”). The Sign On PRSUs will be earned if (and to the extent) Mr. Zaslav meets the performance metrics for 2014, as determined by the Compensation Committee, provided that as of December 31, 2014 Mr. Zaslav is still employed by the Company or has been terminated other than for “Cause” or for “Good Reason” (each as defined below). The Sign On PRSUs will be earned at 100% if the performance metrics have been achieved in full and, for performance between 80% and 100%, the amount of the Sign On PRSUs earned will be prorated from 0% to 100%, consistent with the proration applied to PRSUs of the Company’s other senior executives. The Sign On PRSUs, to the extent earned, will be paid out in shares 50% in 2015 and 25% in each of 2016 and 2017 (as soon as practicable after the beginning of each such year), unless Mr. Zaslav has elected to defer the receipt of the shares.

Under the Agreement, Mr. Zaslav will no longer receive replenishment grants of cash settled stock appreciation rights (“CS-SARs”) upon the maturity of any Discovery Appreciation Plan appreciation unit awards (“Appreciation Units”) or CS-SAR awards made to Mr. Zaslav prior to the execution of the Agreement with a maturity date on or after January 1, 2014.

Under the Agreement, Mr. Zaslav will receive grants of stock appreciation rights under the 2013 Stock Incentive Plan (the “Special SARs”), as described below. The Special SARs will vest in four equal annual installments and the appreciation will be paid out 25% in Series A Common Stock and 75% in cash, automatically after vesting. The base price of the Special SARs will be based on the average closing stock price of our Series A common stock over the 10 trading days before and including the grant date and the 10 trading days after the grant date; the payout on maturity will be determined using a similar average of the closing stock prices around the applicable vesting date. Mr. Zaslav received his first grant of 3,702,660 Special SARs on January 2, 2014, and will receive subsequent Special SAR replenishment grants upon the payment of Special SARs in connection with scheduled payment dates until the final replenishment grant in 2018, provided Mr. Zaslav remains a full-time employee of the Company. Mr. Zaslav will, within 18 months of the date the cash-settled portion of a Special SAR is paid, use 35% of the net after-tax proceeds therefrom to invest in the Company’s stock. Mr. Zaslav will also use reasonable efforts to hold the shares so acquired plus the net shares he receives from the stock-settled portion of the Special SARs for the term of his employment, provided that he may liquidate his holdings to finance a transaction that would result in a net increase in his exposure to the Company’s equity. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason, all of the outstanding Appreciation Units, Special SARs and CS-SARs will become fully vested and payable in accordance with the terms of the Agreement and the applicable awards.

Mr. Zaslav will also be granted PRSUs from 2014 to 2018, conditioned on his employment on the grant date of each tranche of PRSUs. In 2014, Mr. Zaslav will receive 910,000 PRSUs (in addition to the Sign On PRSUs) and in 2015, 179,876 PRSUs. The PRSUs in each grant from 2016 to 2018 will be determined by dividing $15 million by the closing price of the Company’s Series A Common Stock on the date prior to grant. The PRSUs granted in 2014, 2016 and 2017 will be earned based on the achievement of performance metrics measured over a three-year performance period and the PRSUs granted in 2015 and 2018 will be earned based on the achievement of performance metrics measured over a two-year performance period. The Compensation Committee will set the performance metrics for each two- or three-year performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the last calendar year of the applicable two- or three-year performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the last calendar year of the applicable performance period and one-half as soon as practicable after the beginning of the third calendar year following the last calendar year of the applicable performance period.

Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs, including his Sign On PRSUs. Mr. Zaslav has agreed to defer and/or hold at least 60% of his PRSUs until 2020 or beyond, unless there is an earlier “Separation From Service” (as defined in the Agreement) or “Change in Control” (as defined below).

The Agreement contains provisions permitting withholding taxes to be satisfied through a reduction in the number of shares issued to Mr. Zaslav upon settlement of PRSUs and Special SARs, as applicable, subject to limitations in certain circumstances.

Consistent with the Prior Agreement, the Company will make a discretionary contribution to its Supplemental Deferred Compensation Plan in the amount of $1.5 million in January 2014, without regard to whether Mr. Zaslav remains employed on the contribution date (unless Mr. Zaslav’s employment has been terminated for Cause). Mr. Zaslav has the right to elect the distribution timing and method of payment of such amounts in accordance with the terms of the plan and applicable law.

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav will receive a car allowance of $1,400 per month and, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with the Agreement (the "Time Sharing Agreement") shall be entitled to use the Company’s aircraft for up to 200 hours of personal use per year. The Company shall pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 100 hours. Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

If Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the Agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits. Mr. Zaslav would be deemed to have a “disability” is he is unable to perform substantially all of his duties under the Agreement in the normal and regular manner due to physical or mental illness or injury and has been unable to do so for 150 days or more during the 12 consecutive months then ending.

In the event of termination due to death or disability, the outstanding Appreciation Units, CS-SARs and Special SARs shall vest and be paid out pursuant to the terms of their award agreements, valued as of the date of death or termination. If Mr. Zaslav dies or separates due to disability during the term of the Agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination, provided that (1) the maximum number of PRSUs in each tranche which may be earned is limited to (A) one divided by the number of years in the tranche’s performance period, multiplied by (B) the number of full or partial years completed for the performance period. If Mr. Zaslav dies prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav is terminated for “Cause” or resigns (other than for Good Reason or within the 30 days following the first anniversary of a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited. “Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of the Agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to Mr. Zaslav of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of the Company; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties under the Agreement or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics).

“Good Reason” means the Company’s: (i) reduction of Mr. Zaslav’s base salary; (ii) material reduction in the amount of the annual bonus which Mr. Zaslav is eligible to earn; (iii) relocation of Mr. Zaslav’s primary office at the Company to a facility or location that is more than 40 miles away from Mr. Zaslav’s primary office location immediately prior to such relocation and is further away from Mr. Zaslav’s residence, provided that requiring Mr. Zaslav to spend such time in Silver Spring, Maryland as the Board believes is reasonably necessary or appropriate for the Company’s business shall not constitute Good Reason; (iv) material reduction of Mr. Zaslav’s duties; or (v) material breach of the Agreement.

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason, Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics); (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting and payment of Mr. Zaslav’s Appreciation Units and the granted but unvested CS-SARs and Special SARs, with one-half valued as of the date of termination or resignation and the remaining half valued as of the remaining applicable scheduled payment dates; plus (vi) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family. The “Severance Period” shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned), provided further that if such termination is prior to the grant date for: (i) the 2015 tranche of PRSUs, then the Company shall pay Mr. Zaslav as additional severance benefits $61,000,000, to be paid to Mr. Zaslav in one installment of $16,000,000 in 2015 plus three equal installments of $15,000,000 in each of 2016, 2017 and 2018, with each installment paid during the first 90 days of such calendar year, or (ii) the 2016 tranche of PRSUs (but after the grant date for the 2015 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $45,000,000, to be paid to Mr. Zaslav in three equal installments, with each installment paid during the first 90 days of 2016, 2017 and 2018, or (iii) the 2017 tranche of PRSUs (but after the grant date for the 2016 tranche of PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $30,000,000, to be paid to Mr. Zaslav in two equal installments, with each installment paid during the first 90 days of 2017 and 2018, or (iv) the 2018 tranche of PRSUs (but after the grant date for the 2017 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $15,000,000, to be paid to Mr. Zaslav during the first 90 days of 2018 (any such payments subject to the applicable withholding).

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause prior to Mr. Zaslav receiving all of the replenishment awards associated with the 2014 Special SAR award (such awards to be received in 2015, 2016, 2017 and 2018), such future Special SAR awards will not be issued (“Ungranted SARs”); however, on each date in the future when Mr. Zaslav would have received a payment in settlement of such Ungranted SAR (had such Ungranted SARs in fact been granted), the Company shall pay to Mr. Zaslav a cash payment equal in amount to the payment Mr. Zaslav would have received had he continued to receive such Ungranted SARs, with such amount payable at the same time as Mr. Zaslav would have received payments under such Ungranted SARs, as if Mr. Zaslav’s employment had not terminated (“Phantom CS-SARs”).  In the event the Company does not have any publicly traded stock, or as a result of a Change in Control the publicly traded stock price does not (in the reasonable determination of the Board) accurately reflect the value of the business managed by Mr. Zaslav, then the “strike price” and “appreciated value on exercise” of such Phantom CS-SARs shall be determined assuming a 7% annual rate of growth (compounded annually), commencing from the date 10 days prior the last business day the Company had publicly traded stock, or the date 10 days prior to such Change in Control (as a result of which the Board determined the publicly traded stock price does not accurately reflect the value of the business managed by Mr. Zaslav), as applicable, in each case with such value determined using the average closing price on the 10 days preceding and including such date and the 10 days following such date.

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Agreement on December 31, 2019, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family; plus (iii) the Special SARs pursuant to the terms of their award agreements, valued and paid as of the remaining applicable scheduled payment dates; plus (iv) the Company shall pay to Mr. Zaslav an amount equal to two times the sum of (1) the average annualized base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, which amount shall be paid in substantially equal payments over the course of the 24 months immediately following his separation from service after the expiration of the Agreement, in accordance with the Company’s normal payroll practices during such period. Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If he remains employed after December 31, 2019 but his employment ends thereafter for a reason other than Cause, death, or disability, he will be treated as continuing in employment for purposes of the payment of the Special SARs.

If Mr. Zaslav remains employed by the Company (or its successor) for 12 months following a Change in Control or is terminated other than for Cause or for Good Reason, then the outstanding PRSUs (for which the performance period has not expired) and the unvested Appreciation Units, CS-SARs and Special SARs will become fully vested as of the first anniversary of the Change in Control (or earlier date of termination or resignation). In the event Mr. Zaslav’s employment is terminated (i) other than for Cause or for Good Reason within 13 months following a Change in Control, or (ii) voluntarily by Mr. Zaslav within the 30 calendar days commencing on the first anniversary of a Change in Control, then Mr. Zaslav shall be treated as if his employment was terminated without Cause or for Good Reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the Agreement; provided that in no event shall the Severance Period be less than 24 months. A “Change in Control” shall mean (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”) and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding voting securities (as defined in the Company’s Certificate of Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights) or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights.

Pursuant to the Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Item 9.01.    Financial Statements and Exhibits

10.1    Form of Special Stock Appreciation Right Award Agreement

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: January 3, 2014	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer & General Counsel